UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): October 31, 2003

                                SENTICORE, INC.
                            (FKA Hojo Holdings, Inc.)
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)

                                    333-87111
                                    ---------
                            (Commission File Number)

                                   11-3504866
                                   ----------
                      (I.R.S. Employer Identification No.)

                              2410 Hollywood Blvd.
                              Hollywood,  FL 33020
              ----------------------------------------------------
             (Address of Principal Executive Offices)    (Zip Code)

                                 (954) 927-0866
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

     This Current Report on Form 8-K is filed by Senticore, Inc., formerly known as Hojo Holdings, Inc., a Delaware corporation (the "Registrant"), in connection with the matters described herein.

ITEM 5.    OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On October 31, 2003, the Registrant, Smith Forestal, a corporation organized and existing under the laws of Costa Rica ("Forestal"), and the two shareholders of Forestal (the "Forestal Stockholders"), executed an Agreement and Plan of Merger (the "Merger Agreement"), pursuant to which Forestal will merge with and into the Registrant, with the Forestal Stockholders receiving in the aggregate 6,308,287 shares of common stock and 7,500 shares of Class A Voting Convertible Preferred Stock of the Registrant in exchange for their shares of Forestal. The shares of Class A Voting Convertible Preferred Stock issued in the Merger are convertible into two hundred (200) shares of fully paid and non-assessable shares of common stock, and they have a class vote to approve or disapprove any merger, sale of assets, combination or reorganization involving the Registrant, or other fundamental corporate transaction involving the Registrant. The Registrant's Certificate of Incorporation will be amended prior to the Closing (as defined) to establish the Class A Voting Convertible Preferred Stock series. An executed copy of the Merger Agreement, together with the Class A Voting Convertible Preferred Stock designation, is attached as
Exhibit 10 hereto.

     The Closing under the Merger Agreement will occur on the second day after the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated by the Merger Agreement. The Merger is conditioned on, among other things, the Registrant and Forestal obtaining the written consent of a majority of their shareholders to approve the transactions contemplated by the Merger Agreement, as well as the satisfactory completion by each of Registrant and Forestal of a due diligence investigation. In addition, the obligations of Forestal to consummate the Merger are conditioned on, among other things, the Registrant canceling its previously announced forward stock split and issuing a press release with respect thereto. The obligations of the Registrant to consummate the Merger are conditioned on, among other things, an affiliate of the Registrant being issued 1,200,000 shares of restricted common stock and 7,500 shares of Class A Voting Convertible Preferred Stock. The obligations of the Registrant to consummate the Merger are further conditioned on, among other things, the Registrant's receipt of an Opinion to the effect that the terms and conditions of the Merger are fair to the shareholders of the Registrant from a financial point of view.

     In addition to filing this Current Report on Form 8-K, the Registrant contemplates filing with the Commission, prior to the Closing, an Information Statement on Schedule 14C, disclosing to its shareholders the details of the Merger and the proposed amendment to the Registrant's Certificate of Incorporation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


SENTICORE, INC.


By: /s/ Carl Gessner
    ----------------
    Carl Gessner
    President


Date:  November 6, 2003


                                  EXHIBIT INDEX

Exhibit
Number        Description
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10            Agreement and Plan of Merger, dated October 31, 2003